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                                                                     EXHIBIT 3.5

                           CENTURY PROPERTIES FUND XIX

                                AMENDMENT TO THE
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         This AMENDMENT (this "Amendment") dated as of September 29, 2003, to the AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF CENTURY PROPERTIES FUND XIX, a California limited partnership, (the "Partnership Agreement") is entered into by the undersigned.

                                   WITNESSETH:

         WHEREAS, pursuant to Section 16.2 of the Partnership Agreement, Limited Partners by a Majority Vote have consented in writing to this Amendment to the Partnership Agreement; and

         WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;

         NOW, THEREFORE, the parties agree as follows:

         1. Section 4.3 of the Partnership Agreement is hereby amended to read in its entirety as follows:

              "The Partnership shall commence on the date of filing of the certificate of limited partnership for the Partnership and shall continue until December 31, 2024, unless previously terminated in accordance with the provisions of this Partnership Agreement."

         2. Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.

         3. This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of the jurisdiction of formation of the Partnership.

         4. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.

                            GENERAL PARTNER

                            Fox Partners II

                                By:  Fox Capital Management Corporation,
                                     its Managing General Partner


                                     By: /s/ Patrick J. Foye
                                        --------------------------------
                                        Name:  Patrick J. Foye
                                        Title: Executive Vice President


                            LIMITED PARTNERS

                            By: Fox Partners II, as attorney-in fact pursuant
                                to the power of attorney provided in Section
                                20 of the Partnership Agreement.

                                By:  Fox Capital Management Corporation, its
                                     Managing General Partner


                                     By: /s/ Patrick J. Foye
                                        --------------------------------
                                        Name:  Patrick J. Foye
                                        Title: Executive Vice President